UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares, Inc.
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(Exact name of registrant as specified in its charter)

State of Maryland --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares MSCI Brazil Index Fund	NYSE Arca, Inc.	51-0396527
iShares MSCI Emerging Markets Index Fund	NYSE Arca, Inc.	32-0054535
iShares MSCI France Index Fund	NYSE Arca, Inc.	51-0372163
iShares MSCI Hong Kong Index Fund	NYSE Arca, Inc.	51-0372165
iShares MSCI Italy Index Fund	NYSE Arca, Inc.	51-0372166
iShares MSCI Japan Index Fund	NYSE Arca, Inc.	51-0372167
iShares MSCI Malaysia Index Fund	NYSE Arca, Inc.	51-0372168
iShares MSCI Netherlands Index Fund	NYSE Arca, Inc.	51-0372170
iShares MSCI Pacific ex-Japan Index Fund	NYSE Arca, Inc.	52-2350681
iShares MSCI Singapore Index Fund	NYSE Arca, Inc.	51-0372171
iShares MSCI South Africa Index Fund	NYSE Arca, Inc.	32-0054531
iShares MSCI South Korea Index Fund	NYSE Arca, Inc.	51-0396524
iShares MSCI Spain Index Fund	NYSE Arca, Inc.	51-0372172
iShares MSCI Sweden Index Fund	NYSE Arca, Inc.	51-0372173
iShares MSCI Switzerland Index Fund	NYSE Arca, Inc.	51-0372174
iShares MSCI Taiwan Index Fund	NYSE Arca, Inc.	51-0396521
iShares MSCI United Kingdom Index Fund	NYSE Arca, Inc.	51-0372175

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                                                                                                                     [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                                                                                                                [   ]

Securities Act registration statement file number to which this form
relates:                                                                                                                     33-97598

Securities to be registered pursuant to Section 12(g) of the Exchange Act:      None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

This Amendment to the Form 8-A filed by the Registrant on December 3, 2007 is being filed for the purpose of removing the iShares MSCI Belgium Index Fund from the list of classes of securities to be registered on NYSE Arca, Inc.

For the following funds, reference is made to Post-Effective Amendment No. 31 to the Registrant's registration statement on Form N-1A, which was filed with the Securities and Exchange Commission (“SEC”) on December 22, 2006 (File Nos. 33-97598; 811-09102) (“PEA No. 31”) and is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

iShares MSCI Brazil Index Fund
iShares MSCI Emerging Markets Index Fund
iShares MSCI France Index Fund
iShares MSCI Hong Kong Index Fund
iShares MSCI Italy Index Fund
iShares MSCI Japan Index Fund
iShares MSCI Malaysia Index Fund
iShares MSCI Netherlands Index Fund
iShares MSCI Pacific ex-Japan Index Fund
iShares MSCI Singapore Index Fund
iShares MSCI South Africa Index Fund
iShares MSCI South Korea Index Fund
iShares MSCI Spain Index Fund
iShares MSCI Sweden Index Fund
iShares MSCI Switzerland Index Fund
iShares MSCI Taiwan Index Fund
iShares MSCI United Kingdom Index Fund

Item 2. Exhibits

1.    Registrant's Articles of Restatement, incorporated herein by reference to Exhibit (a.1) of PEA No. 31.

2.   Registrant's Articles of Amendment, incorporated herein by reference to Exhibit (a.2) of PEA No. 31.

3.   Registrant's Articles Supplementary, incorporated herein by reference to Exhibit (a.3) of PEA No. 31.

4. Registrant's Articles Supplementary, incorporated herein by reference to Exhibit (a.4) to Post Effective Amendment No. 35 to the Registrant's registration statement on Form N-1A, which was filed with the SEC on July 19, 2007 (File Nos. 001-11653).

5.   Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b.2) to Post Effective Amendment No. 32 to the Registrant's registration statement on Form N-1A, which was filed with the SEC on April 16, 2007 (File Nos. 33-97598; 811-09102).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Date: December 4, 2007	iSHARES, INC. By: /s/ Eilleen M. Clavere Eilleen M. Clavere Secretary